Exhibit 21.1

List of Company Subsidiaries

NAME OF COMPANY	STATE OF INCORPORATION
A. & R. Line, Inc.	Indiana
Alabama & Gulf Coast Railway LLC	Delaware
Arizona & California Railroad Company	Delaware
Atlas Railroad Construction, LLC	Delaware
Atlas Railroad Services, LLC	Florida
Bauxite & Northern Railway Company	Arkansas
California Northern Passenger Services, LLC	Delaware
California Northern Railroad Company	Delaware
California Western Railroad, Inc.	Arizona
Cape Breton & Central Nova Scotia Railway Limited	Canada, Nova Scotia
Cascade and Columbia River Railroad Company	Delaware
Central Oregon & Pacific Railroad, Inc.	Delaware
Central Railroad Company of Indiana, The	Indiana
Central Railroad Company of Indianapolis	Indiana
Central Pacific Rail Services, Inc.	Delaware
Conecuh Valley Railway, L.L.C.	Alabama
Connecticut Southern Railroad, Inc.	Delaware
Dakota Rail, Inc.	South Dakota
Dallas, Garland & Northeastern Railroad, Inc.	Texas
Dallas, Garland & Northeastern Railroad, Inc. (inactive)	Delaware
Delphos Terminal Company, Inc.	Delaware
Eastern Alabama Railway, LLC	Alabama
Goderich-Exeter Railway Company Limited	Canada, Ontario
Huron and Eastern Railway Company, Inc.	Michigan
Indiana & Ohio Rail Corp.	Delaware
Indiana & Ohio Railway Company	Delaware
Indiana Southern Railroad, LLC	Delaware
J.K. Line, Inc.	Indiana
Kiamichi Railroad Company, L.L.C.	Delaware
Kyle Railroad Company	Kansas
Kyle Railways, LLC	Delaware
Massena Terminal Railroad Company, The	New York
Mid-Michigan Railroad, Inc.	Michigan
Missouri & Northern Arkansas Railroad Company, Inc.	Kansas
New England Central Railroad, Inc.	Delaware
New StatesRail Holdings, LLC	Delaware
North Carolina & Virginia Railroad Company, LLC	Virginia
Otter Tail Valley Railroad Company, Inc.	Minnesota
Palm Beach Rail Holding, Inc.	Delaware
Plainview Terminal Company	Texas
Point Comfort & Northern Railway Company	Texas
Puget Sound & Pacific Railroad	Delaware
RAAI Delaware, LLC	Delaware
Rail Line Holdings #1, Inc.	Delaware
RailAmerica Operations Shared Services, Inc., f/k/a American Rail Dispatching Center, Inc.	Delaware
RailAmerica Operations Support Group, Inc. f/k/a Rail Operating Support Group, Inc.	Delaware
RailAmerica Australia II, LLC	Delaware

NAME OF COMPANY	STATE OF INCORPORATION
RailAmerica Contract Switching Services, Inc.	Delaware
RailAmerica Equipment Corp.	Delaware
RailAmerica Intermodal Services, Inc.	Delaware
RailAmerica Holding Services, Inc.	Delaware
RailAmerica Transportation Corp.	Delaware
RailAmerica, Inc.	Delaware
RailAmerica Passenger Services, Inc.	Delaware
RaiLink Acquisition, Inc.	Delaware
RaiLink Canada Ltd.	Canada, Ontario, Ottawa
RailTex Canada, Inc.	Canada, Ontario
RailTex Distribution Services, Inc.	Texas
RailTex International Holdings, Inc.	Delaware
RailTex, Inc.	Texas
RL Funding Corp.	Canada, Nova Scotia
Rockdale, Sandow & Southern Railroad Company	Texas
San Diego & Imperial Valley Railroad Company, Inc.	California
San Joaquin Valley Railroad Co.	California
San Pedro Trails, Inc.	Arizona
South Carolina Central Railroad Company, LLC	South Carolina
South East Rail, Inc.	Delaware
StatesRail II Railroad, LLC	Delaware
StatesRail, LLC	Delaware
SWKR Operating Co., Inc. d/b/a San Pedro & Southwestern Railway Company, Inc.	Arizona
Three Notch Railway, L.L.C.	Alabama
Toledo, Peoria & Western Railway Corp.	Delaware
Trois-Rivières Trailers, Inc./ Remorques Trois-Rivières Inc.	Canada, Quebec
Ventura County Railroad Company	Delaware
Wiregrass Central Railway, L.L.C.	Alabama

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